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                        SECURITIES AND EXCHANGE COMMISSION


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                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):      March 10, 1994
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                                     Armco Inc.
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                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2             31-0200500
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(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
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         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
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Item 5.  Other Events.


     Armco Inc. ("Armco") announced on January 26, 1994, that Armco Steel Company, L.P. ("ASC"), the flat-rolled carbon steel joint venture equally owned by Armco and Kawasaki Steel Corporation, began implementing a proposed plan to restructure and recapitalize itself through the sale of equity in an initial public offering and debt in a senior note offering.

     The terms of the proposed plan have since been changed to provide that, if it is successfully implemented, as to which there can be no assurance, Armco would receive approximately 1 million shares, or approximately 4.2% (which is higher than the "less than 1%" to have been received by Armco as originally proposed) if the initial public offering price is within the range of $21 to $24 per share; that, if the initial public offering price is greater than $24 per share, the number of shares to be issued to Armco in exchange for its equity interests in the joint venture would be increased by an amount equal to one-third of (i) the excess of the initial public offering price per share over $24 (net of underwriting discounts), multiplied by (ii) the number of shares sold in the common stock offering (excluding any shares sold pursuant to any exercise of the U.S. Underwriters' and Managers' over-allotment option), and divided by (iii) the initial public offering price per share; and that, if the initial public offering price is less than $21 per share, the number of shares to be issued to Armco in exchange for its equity interests in ASC would be reduced to an amount to be agreed upon prior to the establishment of the initial public offering price. The March 10, 1994 preliminary prospectus for the initial public offering states that "It is anticipated that the initial public offering price will be between $21 and $24 per share." As previously reported, the proceeds from the offering would be used by the joint venture primarily to reduce its debt and unfunded pension liability and Armco's obligation to make certain cash payments to the venture would be eliminated.

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                                     SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ARMCO INC.



Date:   March 16, 1994	             By:    /s/ Gary R. Hildreth
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                                               Gary R. Hildreth
                                                Vice President
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